EXHIBIT 3.3


                                    DELAWARE
                               ===================
                                 THE FIRST STATE



         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ADVANCED REFRACTIVE TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF OCTOBER, A.D. 2005, AT 5:54 O'CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.





        [SEAL]                     /s/ Harriet Smith Windsor
                                   Harriet Smith Windsor, Secretary of State
                                   AUTHENTICATION: 4243768

        2742572                                       8100
        050859660                                     DATE: 10-21-05




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                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                     ADVANCED REFRACTIVE TECHNOLOGIES, INC.

         Advanced Refractive Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST, that the Board of Directors of the corporation duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the second sentence of ARTICLE IV of the Company's Restated Certificate of Incorporation be amended to read as follows:

                           The total number of shares of Common Stock this Corporation is authorized to issue is 750,000,000, and each such share shall have a par value of $.001, and the total number of shares of Preferred Stock this corporation is authorized to issue is 10,000,000, and each such share shall have a par value of $.001.

         SECOND: That thereafter, pursuant to an action by written consent of the stockholders of the corporation in accordance with Section 225(a) of the Genera] Corporation Law OF THE STATE OF Delaware, the necessary number of shares as required by statute and this corporation's Certificate of Incorporation were voted in favor of and thereby duly adopted said amendment in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Advanced Refractive Technologies, Inc. has caused this Amendment to its Restated Certificate of Incorporation to be executed in its corporate name on this 19th day of October, 2005.


                                                /s/ Randal A. Bailey
                                                --------------------------------
                                                Randal A. Bailey, President


                                                /S/ Laurence M. Schreiber
                                                --------------------------------
                                                Laurence M. Schreiber, Secretary



                                STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                         DELIVERED 05:571(,)1410/20/2005
                            FILED 05:54 PM 10/20/2005
                           SW 050859660 - 2742572 FIFE